UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2011

DIGITAL POWER CORPORATION
 (Exact name of registrant as specified in its charter)

California	1-12711	94-1721931
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

41324 Christy Street, Fremont, CA 94538-3158
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of Digital Power Corporation (the “Company”) was held on September 12, 2011.  Two items were submitted to a vote of the shareholders, as described in detail in the Company’s Proxy Statement, dated August 1, 2011.  The following briefly describes the items submitted to a vote at the Annual Meeting and the results of the shareholders' vote.

(1)	The shareholders elected five (5) directors to the Board of Directors of the Company. The vote regarding this item was as follows:

Director Nominee	Votes For	Votes Withheld
Ben-Zion Diamant	3,345,641	129,673
Amos Kohn	3,346,341	128,973
Haim Yatim	3,457,945	17,369
Yeheskel Manea	3,443,115	32,199
Robert Smith	3,359,641	115,673

There were 2,344,376 broker non-votes with respect to the election of directors.

(2)
The shareholders ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“Kost Forer”), as the Company’s independent auditors for the fiscal year ending December 31, 2012.  The vote regarding this item was as follows:

Votes For	5,735,390
Votes Against	42,175
Votes Abstaining	42,125

There were no broker non-votes with respect to the ratification of the appointment of Kost Forer as the Company’s independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn Title: President & Chief Executive Officer

Dated: September 14, 2011